Exhibit 5.2

January 16, 2026

Scage Future

2F, Building 6, No. 6 Fengxin Road

Yuhuatai District, Nanjing City

Jiangsu Province, 210012

People’s Republic of China

Re:	Registration Statement on Form F-1 of Scage Future

Ladies and Gentlemen:

We have acted as counsel to Scage Future, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, up to 21,734,165 warrants (including 8,800,000 private placement warrants (the “Private Warrants”)) to purchase ordinary shares of the Company, par value $0.0001 per share (each, an “Ordinary Share,” and collectively, the “Ordinary Shares”), each represented by one American depositary share of the Company (each an “ADS,” and collectively, the “ADSs”), at an exercise price of $11.50 per Ordinary Share (subject to adjustment), originally issued by Finnovate Acquisition Corp. (the “SPAC”), pursuant to the Warrant Agreement (the “Warrant Agreement”), dated as of November 8, 2021, between the SPAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as modified by the Assignment, Assumption and Amendment to the Warrant Agreement, dated October 18, 2024 (the “Warrant Assignment Agreement”), among the Company, the SPAC and the Warrant Agent, pursuant to which the Company assumed all rights and obligations of the SPAC under the Warrant Agreement. The Private Warrants may be sold or delivered from time to time by the selling securityholders named in the Registration Statement for an indeterminate aggregate offering price.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, records, resolutions and other instruments as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a) the form of Warrant Certificate, filed as Exhibit 4.4 to the Registration Statement;

(b) the Warrant Agreement; and

(c) the Warrant Assignment Agreement, filed as Exhibit 4.5 to the Registration Statement.

We are only opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the Cayman Islands with respect to the Private Warrants, the Ordinary Shares and the ADSs are addressed in the opinion of Ogier, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that the Private Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the internal laws of the State of New York.

Our opinion set forth above is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement, (iv) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (v) we express no opinion as to (a) any provision for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed:

(a)        the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement and the Warrant Assignment Agreement;

(b)        the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Agreement and the Warrant Assignment Agreement; and

(c)        neither the execution and delivery by the Company of the Warrant Agreement and the Warrant Assignment Agreement, nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Private Warrants: (i) conflict or will conflict with the amended and restated memorandum and articles of association of the Company, (ii) constitute or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravene or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violate or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York).

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act and is not to be relied upon for any other purpose.

www.htflawyers.com | info@htflawyers.com

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The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ HUNTER TAUBMAN FISCHER & LI LLC

HUNTER TAUBMAN FISCHER & LI LLC

www.htflawyers.com | info@htflawyers.com

950 Third Avenue, 19th Floor - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380

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